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                                   Exhibit 1
                                   ---------
                            Joint Filing Agreement

      The undersigned agree to file jointly with the Securities and Exchange Commission ("SEC") any and all statements on Schedule 13D (and any amendments or supplements thereto) required under Section 13(d) of the Securities Exchange Act of 1934, as amended, in connection with transactions by the undersigned in the Class A Common Stock of Amerigon Incorporated. Each of the undersigned will be responsible for the timely filing of the Schedule 13D and all amendments thereto, and for the completeness and accuracy of the information concerning such party contained therein. None of the undersigned shall be responsible for the completeness or accuracy of the information concerning any other party contained in the Schedule 13D or any amendment thereto, except to the extent such person knows or has reason to believe that such information is inaccurate.

Dated: June 21, 1999

                                      BIG STAR INVESTMENTS LLC

                                      By: Westar Capital II, LLC, Member

                                          By: Westar Capital Associates II, LLC,
                                              Manager

                                             By:  /s/ Alan B. Sellers
                                                --------------------------------

                                          By: Big Beaver Investments LLC, Member

                                              By:  /s/ O.B. Marx III
                                                  ------------------------------


                                      BIG BEAVER INVESTMENTS LLC


                                      By:   /s/ O.B. Marx III
                                           -------------------------------------


                                           /s/ George L. Argyros
                                      ------------------------------------------
                                      GEORGE L. ARGYROS


                                           /s/ Thomas M. Wheeler
                                      ------------------------------------------
                                      THOMAS M. WHEELER

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                                   WESTAR CAPITAL II, LLC

                                   By: Westar Capital Associates II, LLC
                                       Manager

                                       By: /s/ Alan B. Sellers
                                           ----------------------------------


                                   WESTAR CAPITAL ASSOCIATES II, LLC

                                   By: /s/ Alan B. Sellers
                                       --------------------------------------